Smartsheet Inc. Announces Third Quarter Fiscal Year 2021 Results

•Third quarter total revenue grew 38% year over year to $98.9 million
•Third quarter net operating cash flow was negative $5.2 million, net free cash flow was negative $8.8 million
•Pete Godbole named new Chief Financial Officer

BELLEVUE, Wash. - December 7, 2020 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its third fiscal quarter ended October 31, 2020.

"Our third quarter was highlighted by continued strength with large deals, a new high water mark for our Government business, and a successful ENGAGE Conference with nearly 60,000 registrants," said Mark Mader, President and CEO of Smartsheet. "As enterprises across the globe seek to digitally transform how work is delivered and innovation is achieved, the value of Smartsheet’s platform is becoming increasingly clear."

“We completed our transition to the public cloud during the quarter,” said Jennifer Ceran, CFO of Smartsheet. “As a result of the wind down costs related to our legacy data centers, we saw a drop in our gross margin this quarter. We expect our gross margin to rebound in the fourth quarter with the exit from our data center infrastructure now complete.”

Third Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $98.9 million, an increase of 38% year over year. Subscription revenue was $90.9 million, an increase of 41% year over year. Professional services revenue was $8.0 million, an increase of 12% year over year.

•Operating Loss: GAAP operating loss was $35.9 million, or 36% of total revenue, compared to GAAP operating loss of $31.8 million, or 45% of total revenue, in the third quarter of fiscal 2020. Non-GAAP operating loss was $15.0 million, or 15% of total revenue, compared to non-GAAP operating loss of $20.7 million, or 29% of total revenue, in the third quarter of fiscal 2020.

•Net Loss: GAAP net loss was $32.0 million, compared to GAAP net loss of $28.9 million in the third quarter of fiscal 2020. GAAP net loss per share was $0.26, compared to GAAP net loss per share of $0.25 in the third quarter of fiscal 2020. Non-GAAP net loss was $15.1 million, compared to non-GAAP net loss of $17.7 million in the third quarter of fiscal 2020. Non-GAAP net loss per share was $0.12, compared to non-GAAP net loss per share of $0.15 in the third quarter of fiscal 2020.

•Cash Flow: Net operating cash flow was negative $5.2 million, compared to net operating cash flow of positive $1.0 million in the third quarter of fiscal 2020. Net free cash flow was negative $8.8 million, compared to negative $2.9 million in the third quarter of fiscal 2020.

Third Quarter Fiscal 2021 Business Highlights

•The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 11,172, an increase of 33% year over year
•The number of all customers with ACV of $50,000 or more grew to 1,331, an increase of 73% year over year

•The number of all customers with ACV of $100,000 or more grew to 504, an increase of 81% year over year
•Average ACV per domain-based customer increased to $4,665, an increase of 42% year over year
•Dollar-based net retention rate was 125%

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

The Company also announced Pete Godbole as its new Chief Financial Officer. Godbole will succeed Jennifer Ceran, who is retiring and will remain with Smartsheet in the near term to facilitate a smooth transition.

Financial Outlook

For the fourth quarter of fiscal 2021, the Company currently expects:
•Total revenue of $102 million to $103 million, representing year-over-year growth of 30% to 31%
•Calculated billings of $131 million to $134 million, representing year-over-year growth of 29% to 32%
•Non-GAAP operating loss of $18 million to $16 million
•Non-GAAP net loss per share of $0.15 to $0.13, assuming basic and diluted weighted average shares outstanding of approximately 121.5 million
•Net free cash flow of $6 million to $8 million

For the full fiscal year 2021, the Company currently expects:
•Total revenue of $378 million to $379 million, representing year-over-year growth of 39% to 40%
•Calculated billings of $431 million to $434 million, representing year-over-year growth of 29% to 30%
•Non-GAAP operating loss of $54 million to $52 million
•Non-GAAP net loss per share of $0.44 to $0.42, assuming basic and diluted weighted average shares outstanding of approximately 120 million
•Net free cash flow of negative $36 million to negative $34 million

On September 14, 2020, we completed the acquisition of Brandfolder, Inc. ("Brandfolder") for a total purchase price of $152.5 million consisting of $126.6 million in cash and $25.9 million in stock. Brandfolder contributed $1.7 million to revenue during the three months ended October 31, 2020. In addition, acquired deferred revenue from this acquisition was $4.7 million and additional calculated billings contributed since the date of acquisition through October 31, 2020 were $3.2 million.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on December 7, 2020. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 9095645. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on December 14, 2020. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2021, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue
Subscription	$90,890	$64,355	$251,675	$172,991
Professional services	8,043	7,170	23,967	19,372
Total revenue	98,933	71,525	275,642	192,363
Cost of revenue
Subscription	17,417	8,867	41,894	23,050
Professional services	6,313	5,231	19,295	14,198
Total cost of revenue	23,730	14,098	61,189	37,248
Gross profit	75,203	57,427	214,453	155,115
Operating expenses
Research and development	32,369	25,049	86,449	67,496
Sales and marketing	59,197	50,896	167,759	125,569
General and administrative	19,530	13,330	51,672	35,728
Total operating expenses	111,096	89,275	305,880	228,793
Loss from operations	(35,893)	(31,848)	(91,427)	(73,678)
Interest income	14	2,810	1,433	6,073
Other income (expense), net	(25)	187	(105)	(243)
Loss before income tax provision (benefit)	(35,904)	(28,851)	(90,099)	(67,848)
Income tax provision (benefit)	(3,933)	5	(3,785)	(68)
Net loss and comprehensive loss	$(31,971)	$(28,856)	$(86,314)	$(67,780)
Net loss per share attributable to common shareholders, basic and diluted	$(0.26)	$(0.25)	$(0.72)	$(0.61)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	121,203	116,861	120,006	111,401

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

Cost of subscription revenue	$1,123	$366	$3,131	$957
Cost of professional services revenue	576	343	1,575	858
Research and development	6,509	3,934	17,836	9,523
Sales and marketing	6,512	3,516	18,356	8,900
General and administrative	3,833	2,170	10,233	5,473
Total share-based compensation expense*	$18,553	$10,329	$51,131	$25,711
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$420,417	$515,924
Short-term investments	—	50,532
Accounts receivable, net of allowances of $4,864 and $2,989, respectively	65,827	56,863
Prepaid expenses and other current assets	12,553	7,643
Total current assets	498,797	630,962
Restricted cash	359	865
Deferred commissions	54,698	48,255
Property and equipment, net	28,169	26,981
Operating lease right-of-use assets	63,038	57,590
Intangible assets, net	56,936	15,155
Goodwill	125,878	16,497
Other long-term assets	3,654	1,409
Total assets	$831,529	$797,714
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,312	$7,720
Accrued compensation and related benefits	28,202	39,635
Other accrued liabilities	10,481	12,428
Operating lease liabilities, current	14,506	13,020
Finance lease liabilities, current	2,228	2,465
Deferred revenue	181,624	157,972
Total current liabilities	242,353	233,240
Operating lease liabilities, non-current	52,727	47,913
Finance lease liabilities, non-current	—	1,664
Deferred revenue, non-current	1,059	837
Other long-term liabilities	6,808	—
Total liabilities	302,947	283,654
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2020 and January 31, 2020	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 122,025,349 shares issued and outstanding as of October 31, 2020; 500,000,000 shares authorized, 118,194,159 shares issued and outstanding as of January 31, 2020	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of October 31, 2020; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2020	—	—
Additional paid-in capital	871,354	770,518
Accumulated deficit	(342,772)	(256,458)
Total shareholders’ equity	528,582	514,060
Total liabilities and shareholders’ equity	$831,529	$797,714

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2020	2019
Cash flows from operating activities
Net loss	$(86,314)	$(67,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	50,953	25,688
Depreciation and amortization of property and equipment	8,942	7,857
Amortization of deferred commission costs	22,045	13,676
Unrealized foreign currency (gain) loss	97	(7)
Loss on disposal of assets	268	—
Amortization of intangible assets	3,490	1,913
Non-cash operating lease costs	8,517	5,656
Changes in operating assets and liabilities:
Accounts receivable	(6,310)	(11,688)
Prepaid expenses and other current assets	(2,891)	(5,756)
Operating lease right-of-use assets	—	(9,012)
Other long-term assets	(5,975)	(192)
Accounts payable	(2,869)	(237)
Other accrued liabilities	(1,124)	6,731
Accrued compensation and related benefits	(9,486)	5,862
Deferred commissions	(28,489)	(25,608)
Other long-term liabilities	6,807	(1,003)
Deferred revenue	19,220	38,675
Operating lease liabilities	(7,733)	4,397
Net cash used in operating activities	(30,852)	(10,828)
Cash flows from investing activities
Proceeds from early termination of short-term investments	50,532	—
Purchases of short-term investments	—	(50,000)
Purchases of long-term investments	—	(1,000)
Purchases of property and equipment	(2,663)	(4,186)
Capitalized internal-use software development costs	(5,973)	(5,190)
Payments for business acquisitions, net of cash acquired	(125,055)	(26,659)
Net cash used in investing activities	(83,159)	(87,035)
Cash flows from financing activities
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	—	379,828
Payments on principal of finance leases	(1,973)	(3,114)
Payments of deferred offerings costs	(59)	(798)
Proceeds from exercise of stock options	11,129	12,961
Shares withheld related to net share settlement of restricted stock units	(1,758)	—
Proceeds from Employee Stock Purchase Plan	10,737	7,687
Net cash provided by financing activities	18,076	396,564
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(52)	2
Net increase (decrease) in cash, cash equivalents, and restricted cash	(95,987)	298,703
Beginning of period	516,789	215,705
End of period	$420,802	$514,408

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

Supplemental disclosures
Cash paid for interest	$114	$185
Cash paid for income taxes	122	106
Purchases of fixed assets under finance leases	—	2,364
Right-of-use assets obtained in exchange for new operating lease liabilities	13,965	9,012
Accrued purchases of property and equipment (including internal-use software)	916	873
Deferred offering costs, accrued but not yet paid	—	60
Share-based compensation expense capitalized in internal-use software development costs	1,505	724
Fair value of shares issued as consideration for acquisition	25,872	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

	(dollars in thousands)
Loss from operations	$(35,893)	$(31,848)	$(91,427)	$(73,678)
Add:
Share-based compensation expense*	18,553	10,329	51,131	25,711
Amortization of acquisition-related intangible assets	1,786	845	3,475	1,889
One-time acquisition costs	558	21	900	548
Non-GAAP operating loss	$(14,996)	$(20,653)	$(35,921)	$(45,530)

Operating margin	(36)%	(45)%	(33)%	(38)%
Non-GAAP operating margin	(15)%	(29)%	(13)%	(24)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

	(in thousands)
Net loss	$(31,971)	$(28,856)	$(86,314)	$(67,780)
Add:
Share-based compensation expense*	18,553	10,329	51,131	25,711
Amortization of acquisition-related intangible assets	1,786	845	3,475	1,889
One-time acquisition costs	558	21	900	548
Release of valuation allowance	(4,014)	—	(4,014)	—
Non-GAAP net loss	$(15,088)	$(17,661)	$(34,822)	$(39,632)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Anti-dilutive shares (in thousands)

	October 31,
	2020	2019
Shares subject to outstanding common stock awards	12,422	12,727
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	52	57
Total potentially dilutive shares	12,474	12,784

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

	(in thousands)
Net cash provided by (used in) operating activities	$(5,249)	$1,049	$(30,852)	$(10,828)
Less:
Purchases of property and equipment	(674)	(1,101)	(2,663)	(4,186)
Capitalized internal-use software development costs	(2,262)	(1,793)	(5,973)	(5,190)
Payments on principal of finance leases	(626)	(1,072)	(1,973)	(3,114)
Free cash flow	$(8,811)	$(2,917)	$(41,461)	$(23,318)

Reconciliation from revenue to calculated billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

	(in thousands)
Total revenue	$98,933	$71,525	$275,642	$192,363
Add:
Deferred revenue (end of period)	182,683	135,838	182,683	135,838
Less:
Deferred revenue (beginning of period)	169,258	123,867	158,809	96,133
Calculated billings	$112,358	$83,496	$299,516	$232,068

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q4 FY 2021		FY 2021
	Low	High	Low	High

	(in millions)
Loss from operations	$(47.3)	$(45.3)	$(138.5)	$(136.5)
Add:
Share-based compensation expense*	26.0	26.0	77.0	77.0
Amortization of acquisition-related intangible assets	2.7	2.7	6.1	6.1
One-time costs of acquisition	0.6	0.6	1.5	1.5
Non-GAAP operating loss	$(18.0)	$(16.0)	$(53.9)	$(51.9)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP net loss guidance

	Q4 FY 2021		FY 2021
	Low	High	Low	High

	(in millions)
Net loss	$(47.3)	$(45.3)	$(141.4)	$(139.4)
Add:
Share-based compensation expense*	26.0	26.0	77.0	77.0
Amortization of acquisition-related intangible assets	2.7	2.7	6.1	6.1
One-time costs of acquisition	0.6	0.6	1.5	1.5
Release of valuation allowance	—	—	4.0	4.0
Non-GAAP net loss	$(18.0)	$(16.0)	$(52.8)	$(50.8)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Lindsay Bleier
pr@smartsheet.com